UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 5, 2016
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 5, 2016, Northwest Natural Gas Company (NW Natural) issued and sold $150,000,000 aggregate principal amount of Secured Medium Term Notes, consisting of $75,000,000 aggregate principal amount of 1.545% Secured Medium-Term Notes due 2018, $35,000,000 aggregate principal amount of 3.211% Secured Medium-Term Notes due 2026, and $40,000,000 aggregate principal amount of 4.136% Secured Medium-Term Notes due 2046 (the “Notes”). The Notes were offered for sale pursuant to a registration statement on Form S-3 (SEC File No. 333-214496) (the “Registration Statement”), which became automatically effective upon filing with the Securities and Exchange Commission on November 8, 2016, and a Pricing Supplement, dated November 29, 2016, to a Prospectus Supplement, dated November 8, 2016, to a Prospectus, dated November 8, 2016.

In connection with the offering and sale of the Notes, NW Natural is filing two legal opinions regarding the validity of the Notes as Exhibit 5(a) and 5(b) to this Form 8-K for the purpose of incorporating the opinions into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
The following exhibits are being filed herewith.

Exhibit	Description

5(a)	Opinion of MardiLyn Saathoff, Esquire, regarding the validity of the Notes.
5(b)	Opinion of Morgan, Lewis & Bockius LLP, regarding the validity of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: December 5, 2016	/s/ Shawn M. Filippi
Vice President, Chief Compliance Officer and
Corporate Secretary

EXHIBIT INDEX

Exhibits	Description

5(a)	Opinion of MardiLyn Saathoff, Esquire, regarding the validity of the Notes.
5(b)	Opinion of Morgan, Lewis & Bockius LLP, regarding the validity of the Notes.